UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
BANC OF CALIFORNIA, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 17, 2019

BANC OF CALIFORNIA, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-35522 (Commission File Number)	04-3639825 (IRS Employer Identification No.)

3 MacArthur Place, Santa Ana, California (Address of principal executive offices)	92707 (Zip Code.)

Registrant’s telephone number, including area code: (855) 361-2262

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐
Securities registered pursuant to Section 12(b) of the Act:

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BANC	New York Stock Exchange
Depositary Shares each representing a 1/40th Interest in a share of 7.375% Non-Cumulative Perpetual Preferred Stock, Series D	BANC PRD	New York Stock Exchange
Depositary Shares each representing a 1/40th Interest in a share of 7.00% Non-Cumulative Perpetual Preferred Stock, Series E	BANC PRE	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 17, 2019, Banc of California, Inc. (the “Company”) received notice from Hugh F. Boyle, the Company’s Executive Vice President and Chief Risk Officer, of his resignation from all employment positions with the Company and Banc of California, National Association (the “Bank”).

Item 8.01. Other Events

Effective May 20, 2019, the Company appointed Lynn Sullivan as Executive Vice President and Chief Risk Officer of the Company and the Bank, replacing Mr. Boyle. In that role, Ms. Sullivan will serve as the Company’s and the Bank’s chief regulatory compliance and risk officer.

Ms. Sullivan, age 50, most recently served as the Global Head of Anti-Money Laundering Policies, Controls and Governance/Administration at Citigroup Inc. (“Citi”), a multinational investment bank and financial services corporation. Ms. Sullivan was at Citi from October 2013 to August 2017. In her capacity as Global AML Policy and Controls Head, Ms. Sullivan oversaw global anti-money laundering program strategy, policy, training and control, anti-money laundering compliance testing and enterprise-wide anti-money laundering communications. Ms. Sullivan has over 20 years’ experience in regulatory compliance and risk in the financial services industry, including serving as the Chief Compliance Officer at Rabobank, N.A. from 2012 to 2013 and various positions with Union Bank, N.A., culminating as the Chief Compliance Officer. Ms. Sullivan has a bachelor’s degree in political science from the University of California, Santa Barbara.

The Company also announced that it has appointed Ido Dotan as Executive Vice President, General Counsel and Corporate Secretary of the Company and the Bank, effective May 28, 2019. Mr. Dotan, age 39, most recently served as Executive Vice President, Assistant General Counsel and Corporate Secretary of Carrington Mortgage Holdings, LLC, a holding company whose primary businesses include mortgage servicing and origination, real estate logistics and real estate services. At Carrington, Mr. Dotan oversaw all functions of the legal department, including transactional, regulatory compliance, licensing, litigation and corporate governance matters, among other areas. From 2012 to 2013, Mr. Dotan served as Chief Legal Officer of Arch Bay Capital, LLC, an asset management firm, where he was responsible for portfolio resolution, litigation and compliance management. From 2010 to 2012, Mr. Dotan served as Associate General Counsel and then Chief Legal Officer of Thompson National Properties, LLC, a commercial real estate firm and sponsor of a public real estate investment trust, where he was responsible for managing and advising on all Securities and Exchange Commission compliance matters, securities offerings and real estate acquisitions. From 2004 to 2010, Mr. Dotan was an associate with the law firms of Sullivan & Cromwell LLP and Fried, Frank, Harris, Shriver & Jacobson LLP where he represented public and private companies and financial institutions in connection with mergers and acquisitions, capital markets, structured finance transactions and corporate governance matters.

Mr. Dotan received his bachelor’s degree in business administration from the University of Southern California, Marshall School of Business and his juris doctorate from the University of Southern California, Gould School of Law. Mr. Dotan is admitted to practice law in California.

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The information in this report should be read in conjunction with the proxy statement of the Company dated April 29, 2019, as previously supplemented, which was made available to the stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for the 2019 Annual Meeting of Stockholders and any adjournment or postponement thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

Date: May 23, 2019	By:	/s/ John A. Bogler
John A. Bogler
Executive Vice President and Chief Financial Officer